                                                                    EXHIBIT 99.2

                           FOX/LIBERTY NETWORKS, LLC
                               FLN FINANCE, INC.
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF ANY AND ALL OUTSTANDING
                       8 7/8% SENIOR NOTES DUE 2007 AND
                     9 3/4% SENIOR DISCOUNT NOTES DUE 2007
                                IN EXCHANGE FOR
                       8 7/8% SENIOR NOTES DUE 2007 AND
                     9 3/4% SENIOR DISCOUNT NOTES DUE 2007

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's and FLN's (as such terms are defined below) 8 7/8% Senior Notes Due 2007 (the "Old Senior Notes") and 9 3/4% Senior Discount Notes Due 2007 (the "Old Senior Discount Notes" and, together with the Old Senior Notes, the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:
                              THE BANK OF NEW YORK

By Registered or Certified       Facsimile Transmission:       By Hand or Overnight Delivery:
        Mail:                 (Eligible Institutions Only)
                                      (212) 815-6339

 The Bank of New York                                              The Bank of New York
   101 Barclay Street                                               101 Barclay Street
Reorganization Section/7E      To Confirm by Telephone or        Reorganization Section/7E
 New York, New York 10286         for Information Call:          New York, New York 10286
 Attention:  Kwei Aryeetey           (212) 815-3738             Attention:  Kwei Aryeetey

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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

Ladies and Gentlemen:

          The undersigned hereby tenders to Fox/Liberty Networks, LLC (the "Company") and FLN Finance, Inc. ("FLN"), upon the terms and subject to the conditions set forth in the Prospectus dated December 24, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes."

          The undesigned understands that tenders of Old Notes will be accepted only in integral multiples of $1,000 in principal amount at maturity. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 P.M., New York City time on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

          All authority herein conferred or agreed to be conferred by this Notice of guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                               PLEASE SIGN AND COMPLETE
---------------------------------------------------------------------------------------------------------------
 Signature(s) of Registered Owner(s) or                       Name(s) of Registered Holder(s):
 Authorized Signatory
                     --------------------------------         -------------------------------------------------
-----------------------------------------------------
                                                              -------------------------------------------------
 Principal Amount of Old Senior Notes
 Tendered:                                                    Address:
         --------------------------------------------                   ----------------------------------------

 Principal Amount at Maturity of Old Senior Discount          --------------------------------------------------
 Notes Tendered:
                -------------------------------------
                                                              Area Code and Telephone No.:
 Certificate No(s). of Old Notes                                                           ---------------------
 (if available):                                              Date:
                -------------------------------------                -------------------------------------------

This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes as their name(s) appear on certificates for Old Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide his or her full title below.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capacity:
         -----------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------

--------------------------------------------------------------------------------


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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                            (PLEASE TYPE OR PRINT)

Name of Firm:
             --------------------------   -------------------------------------
                                                  Authorized Signature
Address:                                  Title:
        -------------------------------         -------------------------------

---------------------------------------
                               Zip Code          Dated:
                                                       ------------------------

---------------------------------------
       Area Code and Telephone No.

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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